Lithia Motors to Present at BB&T Auto Aftermarket Conference

MEDFORD, OR -- (Marketwire - August 15, 2011) - Lithia Motors, Inc. (NYSE: LAD) announced today that management will present at the BB&T Auto Aftermarket Conference at the Intercontinental Hotel, 111 E. 48th St New York, NY on August 17th. Sid DeBoer, Chairman and CEO of Lithia, will participate on a panel discussion beginning at 7:45 am eastern time.

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new and all brands of used vehicles at 86 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748